UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)................................................. October 14, 2008

AURA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17249 (Commission file number)	95-4106894 (I.R.S. Employer Identification Number)

2330 Utah Avenue, El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310)-643-5300

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2008, Aura Systems, Inc. (the “Company”) entered into and executed a Conversion Agreement with Koyah Leverage Partners, L.P., Koyah Partners, L.P., Raven Ventures Capital Partners, L.P., and Koyah Ventures, LLC (the “Lenders”) by which each have agreed to convert the balance of certain promissory notes along with accrued interest into the Common Stock of the Company.

As previously reported, the Company was indebted to the Lenders pursuant to certain promissory notes dated as of January 31, 2006 for the following amounts: (i) $1,742,000 in favor of Koyah Leverage, L.P.; (ii) $442,000 in favor of Koyah Partners, L.P.; (iii) $52,000 in favor of Raven Partners, which subsequently assigned and transferred such note to Raven Ventures Capital Partners, L.P.; and (iv) $156,000 in favor of Koyah Ventures, LLC. The obligations of the Company to the Lenders on account of these promissory notes were secured by a lien against the same assets which secured the pre-bankruptcy claim of the Lenders.

Pursuant to the Conversion Agreement, the Lenders agreed to convert $1,603,912, representing the balance of their promissory notes and accrued interest, into Common Stock at $1.00 per share for a total of 1,603,912 shares. Regarding the shares subject to this conversion, Lenders are relying on specific exemptions from the registration requirements of federal and state securities laws.

Item 9.01.	Exhibits

10.22	Conversion Agreement entered into and executed on October 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AURA SYSTEMS, INC.

(Registrant)

Date: October 14, 2008	/s/ Melvin Gagerman__________

Melvin Gagerman

Chairman and

Chief Financial Officer